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                                                                   EXHIBIT 10.16


                                October 15, 1997





Mr. Joseph J. Tomba
Mr. Thomas C. Tomba
Tomba Communications, L.L.C.
718 Barataria Blvd.
P.O. Box 70
Marrero, LA 70073

         Re:     Tomba Communications, L.L.C.

Gentlemen:

         The purpose of this letter agreement (this "Agreement") is to set forth the terms and conditions agreed to by and among BearCom Operating, L.P., a Texas limited partnership ("Purchaser"), Tomba Communications, L.L.C., a Louisiana limited liability company (the "Company"), Joseph J. Tomba and Thomas
C. Tomba (Joseph J. Tomba and Thomas C. Tomba are sometimes collectively referred to herein as the "Sellers") for Purchaser's purchase of certain assets of the Company. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.      Sale of Assets; Purchase Price.

                 (a) Subject to the terms and conditions hereinafter set forth, at the Closing (hereinafter defined), Purchaser will purchase and the Company will sell, convey and assign, free and clear of all liens, claims and encumbrances, all of the assets owned by the Company as of the Closing Date (hereinafter defined) other than cash, including, but not limited to, all of the real property, fixed assets, inventory, rental two- way radios, accounts receivable, accrued coop receivables, intangible assets, customer data and related information, permits, computers, the contracts set forth on Exhibit A hereto (the "Assumed Contracts"), records, leasehold improvements, fixtures, and the phone and fax numbers of the Company (collectively, the "Assets").

                 (b) The purchase price for the Assets (the "Purchase Price") shall be [Confidential Treatment Requested with SEC] and shall be payable by delivery at the Closing of Purchaser checks or wire transfers of the Purchase Price.

                 (c) Taxes for the current year relating to any of the Assets (including the Real Property (hereinafter defined)) shall be prorated through the Closing Date. An estimated adjustment shall be made at the Closing. Once actual amounts are known (including when the taxes are actually assessed on the Real Property), the Company and the Sellers, on the one hand, and/or the Purchaser shall pay the other any amounts due to correctly reflect the intent of parties reflected in the proration provisions set forth herein.

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         2.      Liabilities Not Assumed.

                 (a) Purchaser will not assume or be liable for any liabilities or obligations of the Company other than the liabilities described on Exhibit B hereto (the "Assumed Liabilities"), and the Company and the Sellers will, jointly and severally, indemnify Purchaser against and hold it harmless from all such liabilities and obligations other than the Assumed Liabilities.

                 (b) The liabilities and obligations of the Company that Purchaser will not assume include, but are not limited to, all liabilities or obligations that relate to the period, or conditions existing, before the Closing, including any liabilities of the Company to either Seller or any other person or entity controlled by, controlling or under common control with any of them, trade payables and other accounts payable not set forth on Exhibit B hereto incurred in the ordinary course of business not to exceed $140,000, bank debt or other debts for borrowed money, pension, and other employee benefit plan liabilities (including any accruals relating thereto), breaches or violations of agreements to which the Company or the Assets are subject, violations of law or applicable statutory regulations, property damage, personal injury, negligence, sexual abuse or harassment or employee claims based on events occurring prior to the Closing Date, any obligations of the Company to pay employees for accrued but not taken vacations, liabilities or obligations to remediate or cleanup any contamination or pollution of the air, soil or other environmental conditions occurring or existing prior to the Closing Date, or any contingent liabilities (whether or not known).

         3. Representations and Warranties. The Company and the Sellers jointly and severally represent and warrant to Purchaser that the following are true and correct as of the date hereof in all material respects except as set forth in the Schedules hereto and that the following will be true and correct as of the Closing Date:

                 (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana with all requisite power and authority to carry on the business in which it is now engaged, to own and lease the properties it now owns and leases, and to execute and deliver this Agreement and perform its obligations hereunder. The Company is qualified to do business as a foreign limited liability company in the State of Texas. The Company is not required to be qualified to conduct business in any jurisdiction other than the States of Louisiana and Texas. The Company does not have any subsidiaries or any equity or other ownership interest in any corporation, partnership or other entity.

                 (b) The Sellers are the sole record and beneficial owners of all of the outstanding interests of the Company.

                 (c) Set forth on Schedule 3(c) is a true and correct list of assets used by the Company including fixed assets, inventory and rental two-way radios. The Company holds good and indefeasible title to all of such assets, free and clear of all liens, claims and encumbrances other than the liens described on Schedule 3(c). The Assets purchased by Purchaser at the Closing will include all of the assets listed on Schedule 3(c) (other than inventory sold in the ordinary course of business since the date of that Schedule on a basis consistent with prior practices) plus inventory purchased
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         since the date of that Schedule (which will have a value of at least as much as the inventory sold by the Company between the date of that Schedule and Closing). At the Closing, Purchaser will acquire all of the assets, property and goodwill of every kind and character used by the Company, free and clear of all liens, claims and encumbrances.
         The Assets are all of the assets which are necessary for Purchaser to operate the business of the Company in the manner the Company has been operating it.

                 (d) The Company has the power and authority to transfer the Assets without the consent of any other person. The Sellers have the sole right to vote or direct the voting of the interests in the Company, at their discretion, on any matter submitted to a vote of members of the Company.

                 (e) The Company owns all of the assets reflected in the August 31, 1997 balance sheet of the Company previously delivered by the Company to Purchaser, along with property acquired by the Company since August 31, 1997. The inventory amounts on the August 31, 1997 balance sheets reflect the cost of such inventory. The assets owned and leased by the Company constitute all of the assets, property and goodwill of every kind and character used in the business of the Company. The Company has an owners' title insurance policy with respect to each tract of real property owned by it ("Real Property") and has provided true and correct copies thereof to Purchaser.

                 (f) The Sellers have furnished to Purchaser the compiled balance sheet and related statements of income and cash flows of the Company at and for the year ending December 31, 1996 and the internally-generated balance sheet and related statements of income of the Company at and for the period ending August 31, 1997 (collectively, "Financial Statements"). To the best knowledge of the Company and the Sellers, the Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and, to the best knowledge of the Company and the Sellers, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior practices. To the best knowledge of the Company and the Sellers, there were not any significant items of revenue or expense which were unusual or of a nonrecurring nature reflected in the Financial Statements. To the best knowledge of the Company and the Sellers, except for those liabilities and obligations incurred in the ordinary course of business consistent with prior practices since the date of the Financial Statements, none of which are material, the Financial Statements reflect all liabilities and obligations of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Closing Date. To the best knowledge of the Company and the Sellers, all allowances and reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for expenses and losses thereby contemplated including the reserve for all taxes payable.

                 (g) This Agreement has been duly authorized, executed and delivered by the Company and each Seller and is a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms.

                 (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein violates, breaches, conflicts with or constitutes a default under, or permits the termination or the acceleration of maturity of, or results in the imposition of any lien, claim or encumbrance upon any property or asset of the Company pursuant to, the organizational





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         documents of the Company or any law, agreement, mortgage or other instrument or provision of law to which or under which any of the Company or either Seller is a party or bound.

                 (i) Except for the consents set forth on Schedule 3(i) hereto, no consents or approvals are required for execution of this Agreement by the Company or either Seller or their consummation of the transactions contemplated herein.

                 (j) The Company and its business are, and have been, in compliance with all applicable laws, rules, regulations, ordinances, licenses, permits and orders. The only plans of the Company subject to the Employee Retirement Income Security Act of 1974, as amended, are its 401(k) Plan and its health insurance plan.

                          The Company purchased the Real Property on December 28, 1995. The Company has provided Purchaser with a true and correct copy of an environmental audit report relating to the Real Property. To the best knowledge of the Company and the Sellers, the location, construction, occupancy, operation and use of all of the Real Property, including the buildings, improvements, fixtures and equipment forming a part thereof, do not violate, and the Company has complied with, any applicable federal, state and local law, rule, ordinance, regulation, judgment, order determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Real Property, including without limitation all applicable zoning ordinances and building codes and laws, common laws, ordinances, regulations or policies, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to the environment, health and safety and the use, handling, transportation, production, disposal, discharge or storage of "hazardous substances" (including, without limitation, any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious or dangerous pursuant to such Applicable Environmental Laws (as defined herein) or regulated in any manner pursuant thereto) or to industrial hygiene or the environmental conditions on, under or about the Real Property, including, without limitation, soil, groundwater, and indoor and ambient air conditions (collectively, "Applicable Environmental Laws").

                          Without limiting the generality of the foregoing subsection, to the best knowledge of the Company and the Sellers no claim has been asserted, and there are no unasserted claims (whether or not the potential claimant may be aware of the claim) that might be asserted against the Company or Purchaser, and there is no basis for any claims, arising out of the handling, treatment, storage, transportation, disposal (or the arranging therefor) or the discharge into the environment of any hazardous or toxic substance, or hazardous or solid waste, including any constituent thereof or other pollutant or contaminant or the exposure of workers in the workplace to any hazardous or toxic substance or contaminant, including, without limitation, claims for penalties, natural resource damage, personal injury, property damage or response or remedial costs, whether at common law or under any law relating to such substance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Toxic Substance Control Act, the Occupational Safety and Health Act ("OSHA") and applicable state and local laws. To the best knowledge of the Company and the Sellers, none of Sellers nor the Company have obtained or are required to obtain, and none of Sellers nor the Company knows of any reason Purchaser will be required to obtain, any permits, licenses or similar





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         authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of the Real Property by reason of any Applicable Environmental Laws.

                          To the best knowledge of the Company and the Sellers, no underground storage tanks for petroleum or any other substance, or underground piping or conduits associated with such tanks, are or have previously been located on the Real Property. To the best knowledge of the Company and the Sellers, no asbestos-containing materials or PCB-containing materials were installed or are present on the Real Property. To the best knowledge of the Company and the Sellers, none of Sellers nor the Company has ever been refused insurance coverage, nor has insurance coverage ever been cancelled, as a result of the presence of pollutants or contaminants, including, but not limited to, hazardous waste, solid waste or hazardous substances, on the Real Property. To the best knowledge of the Company and the Sellers, there are no activities on the Real Property, including but not limited to the disposal of industrial waste, that would currently require deed recordation by the Company now or at any future date. To the best knowledge of the Company and the Sellers, there are no active or inactive solid waste management units or hazardous waste management units on the Real Property. To the best knowledge of the Company and the Sellers, there has been no past or present spill, discharge or other release of hydrocarbons or hazardous or toxic substances onto or from the Real Property. To the best knowledge of the Company and the Sellers, Sellers and the Company have taken all steps necessary to determine and have determined that no hazardous or toxic substances, hazardous or solid wastes are present or have at any time been disposed of or otherwise released on or to the Real Property. To the best knowledge of the Company and the Sellers, no building materials used to construct improvements upon the Real Property contain any toxic or hazardous substances, or hazardous or solid wastes, including, but not limited to, asbestos, PCBs, formaldehyde, chlordane or heptachlor. To the best knowledge of the Company and the Sellers, there are no company plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans which impose environmental obligations on Sellers or the Company or against the Real Property. To the best knowledge of the Company and the Sellers, there are no requirements, whether by regulation, agreement or otherwise, imposing financial obligations with respect to environmental conditions or activities.
         To the best knowledge of the Company and the Sellers, there are no environmental liens or security interests against the Real Property nor are there any environmental liens or actions pending which would result in the creation of any lien relating to environmental conditions of the Real Property.

                          To the best knowledge of the Company and the Sellers, Sellers and the Company have provided Purchaser with all environmental studies and reports in their possession or control conducted by independent contractors, environmental records of Sellers or the Company, and correspondence with any governmental entities concerning environmental conditions of the Real Property, or which identify underground tanks, or otherwise relate to contamination of the soil or groundwater.

                 (k) The Company has provided Purchaser with access to, and will at Closing provide originals of, true, correct, and current copies of the Assumed Contracts. To the best knowledge of the Company and the Sellers, all of the Assumed Contracts are in full force and effect. To the best knowledge of the Company and the Sellers, neither party to any Assumed Contract is in default under any of such Assumed Contract, and no event has occurred that would, with the passage of time, cause a default under any of such Assumed Contracts. To the best knowledge of the Company





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         and the Sellers, the Company has paid the other party to each such
         Assumed Contract all amounts it owes them. The Company is not subject to any non-competition or other agreement that would restrict its ability to engage in any business.

                 (l) The Company has provided to Purchaser access to, and will at Closing provide originals of, true and correct copies of all of the personnel records of the Company. To the best knowledge of the Company and Sellers, the Company has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. To the best knowledge of the Company and Sellers, the Company does not have any direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of the Company or to pay any amounts to any consultant, agent or similar person or entity. None of the Company or either Seller has any knowledge of any facts which would indicate that any employee of the Company would not accept an offer of employment from Purchaser if such offer is tendered on a basis no less favorable than that upon which such employee is currently employed by the Company. The Company is not a party to any collective bargaining agreement or the subject of any union organization effort, and there are not any pending or threatened strikes, labor disputes, slow downs or stoppages pending or threatened against the Company.

                 (m)      To the best knowledge of the Company and the Sellers,
         (i) all of the fixed assets (including but not limited to all equipment), owned or leased by the Company are in condition to sufficiently operate the business, and are fit for their intended use in the ordinary course of business, and conform in all respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein, (ii) all regular maintenance or service requirements, and product recalls, have been followed, installed, or otherwise implemented on and with respect to the Assets, (iii) all inventory of the Company is in good, standard, and merchantable condition and is not defective, and (iv) the inventory of the Company is properly recorded on the Financial Statements at cost (last in-first out) in accordance with GAAP.

                 (n) To the best knowledge of the Company and Sellers, set forth in Schedule 3(n) hereto is a complete and accurate list and descriptions of all accounts receivable of the Company's business from sales made as of September 30, 1997, and the payments and rights to receive payments related thereto. The Company has good and indefeasible title to the accounts receivable it is selling to Purchaser, free and clear of any security interests, liens, encumbrances, or other charges; to the best knowledge of the Company and the Sellers, none of such accounts receivable are subject to any offsets or claims of offsets; and to the best knowledge of the Company and the Sellers, none of the obligors of the accounts receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

                 (o) None of the Company or either Seller knows or has any reason to believe, or has received notice or information, that any major supplier or major customer of the Company or any other party that does business with the Company will cease or refuse to do business with Purchaser after the consummation of the transactions contemplated hereby in the same manner, and same amount, as previously conducted with the Company. None of the Company or either Seller has received any notice of any disruption (including delayed deliveries or allocations by suppliers or service providers) in the availability of the products used by the Company, nor are any of Company





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         or either Seller aware of any facts which could lead the Company to believe that Purchaser will be subject to any such material disruption. None of the Company or either Seller is aware of any condition (financial or otherwise) affecting any major supplier or any other party that does business with the Company that will, or could be reasonably expected to, now or in the future, reduce each such party's ability to do business with Purchaser in substantially the same manner and amount that each such party has done business with the Company during the period preceding this Agreement. Set forth in Schedule 3(o) are complete and accurate lists of the customers that constituted 5% or more of the revenues of the Company for the twelve-month period ended August 31, 1997.

                 (p) To the best knowledge of the Company and Sellers, all information furnished to Purchaser by any of Company or either Seller, whether or not herein or in any Exhibit or Schedule hereto, is true, correct, and complete. To the best knowledge of the Company and Sellers, such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects. The Company and the Sellers have made due inquiry and investigation concerning the matters to which representations and warranties made by them under this Agreement pertain and the Company and the Sellers are unaware of any facts, events or circumstances which have not been disclosed to Purchaser which are material to the financial condition, results of operations, business or prospects of Company.

The representations, warranties and covenants of the Company and the Sellers set forth in this Agreement shall survive execution and delivery of this Agreement and the Closing.

         4. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, on October 15, 1997 at the offices of the Company (or such other date, time and/or place as may be mutually agreed upon by the parties hereto). The day on which the Closing occurs is herein referred to as the "Closing Date."

         At the Closing, (a) the Company shall deliver to Purchaser a General Warranty Deed and Bill of Sale in forms satisfactory to Purchaser and such other documents and instruments as Purchaser shall reasonably request sufficient to vest title to such Assets in Purchaser, free and clear of all liens, claims and encumbrances, (b) the Company and Purchaser will execute and deliver an Assignment and Assumption Agreement pursuant to which the Company would assign all of its right, title and interest in the Assumed Contracts to Purchaser, and Purchaser would assume the Assumed Liabilities and all liabilities under the Assumed Contracts that arise after the Closing Date (and the Purchaser would agree to indemnify the Company and hold it harmless from such Assumed Liabilities and such liabilities under the Assumed Contracts), and
(c) the Company shall provide Purchaser with an owner's title insurance policy with respect to the Real Property (the cost of which shall be split between the Company and Purchaser) and such other items reasonably requested by Purchaser relating to the transfer of the Real Property.

         5.      Covenants.

                 (a) The Company and the Sellers, jointly and severally, covenant and agree that from the date hereof until the Closing, except as otherwise permitted or contemplated by this Agreement or with the written consent of Purchaser, the Company shall not take any other action that would cause or permit the representations and warranties of the Company and the Sellers made in this Agreement to be inaccurate at the time or Closing or preclude any of the Company and the Sellers from making such representations and warranties at and as of the time of the Closing.





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                 (b)      At or promptly after the Closing, the Company shall
         notify (in form satisfactory to Purchaser) all of the obligors of accounts receivable that are payable to the Company that such obligors should pay such receivables to Purchaser at the address specified by Purchaser. If, nonetheless, the Company receives payments for any such receivables, it will promptly endorse the checks to the order of Purchaser and promptly deliver such checks to Purchaser. If, however, the Company so receives payment for a receivable at a time in which the Purchaser is delinquent in paying a payable that it has assumed from the Company and is required to pay (and does not have a valid defense or other valid reason not to pay), the Company, upon 14 days' written notice to Purchaser, shall have the right to cash such check and pay such payable (and to the extent there is money remaining after payment of such payable, the Company shall deliver such funds to Purchaser).

                 (c) The Purchaser shall cooperate with the Company's efforts in seeking to have the Company and Sellers released from liability on the Assumed Liabilities, and the Purchaser agrees to provide such information to the payees of such payables as such payees shall reasonably request in connection with releasing the Company and Sellers from such liability.

         6. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

                 (a) The Company and the Sellers shall have executed and delivered to Purchaser each document and instrument (including the title insurance policy) required to be executed and delivered by any of them pursuant to this Agreement, and shall have, or shall have caused to be, satisfied or complied with and performed in all respects all terms, covenants and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

                 (b) All of the representations and warranties made by the Company and the Sellers in this Agreement shall be true and correct in all respects as of the date thereof and at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of, the Closing Date.

                 (c) Purchaser shall have completed its due diligence investigation of the Company, its businesses and operations, and be satisfied, in its sole discretion, with the results thereof.

                 (d) Counsel to the Company and the Sellers shall have delivered to Purchaser a legal opinion dated the Closing Date in form reasonably acceptable to Purchaser opining to the matters set forth in Exhibit C hereto.

                 (e) The Company's accounting firm shall have delivered a letter dated the Closing Date and addressed to Purchaser stating that to its knowledge that there are no pending audits or investigations involving the Company and that it has no reason to believe that the Financial Statements at and for the year ending December 31, 1996 do not fairly present the financial condition and operating results of the Company at and for the periods set forth therein.





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                 (f)      The Company and the Sellers shall have delivered
         evidence of receipt of all required approvals, consents, licenses and permits to the transactions contemplated herein in a form acceptable to the Purchaser in its sole discretion.

                 (g) The Company and the Sellers shall have delivered estoppel letters from such persons as Purchaser shall request in a form acceptable to Purchaser in its sole discretion.

                 (h) All amounts due pursuant to the loan agreement described on Schedule 6(h) hereto shall be paid in full, all liens securing such amounts shall be released, and evidence satisfactory to Purchaser of the same shall be delivered to Purchaser.

                 (i) The Company and the Sellers shall have executed and delivered such other documents as are reasonably requested by Purchaser to effectuate the purposes and intent of this Agreement.

         If Purchaser's conditions are not satisfied by October 31, 1997, Purchaser shall have the right to terminate this Agreement and any obligations it has hereunder. If Purchaser's conditions are not satisfied by October 31, 1997 through no fault of the Company, the Company shall have the right to terminate this Agreement and any obligations it has hereunder.

         7. Purchase Price Allocation. The parties hereto hereby agree that, for all accounting and foreign, federal, state and local tax reporting purposes, the Purchase Price shall be allocated in accordance with the relative fair market values of the Assets and the covenants set forth in Section 9 hereof, as determined by Purchaser, as soon as practicable after the Closing Date. Purchaser shall provide to the Company and the Sellers a schedule setting forth such allocation as soon as practicable after the Closing Date, and shall thereafter notify the Company and the Sellers of any changes thereto. Each of the parties hereto hereby covenants and agrees that it will not take a position on any tax return, before any governmental agency charged with the collection of any tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 7.

         8. Confidentiality. The Company and the Sellers agree to hold in confidence the terms of this Agreement and, except as required by law, will not make the same available or known to any third party other than their counsel, accountants and other agents or representatives acting on their behalf, and then only to the extent necessary, provided each such person is advised of the confidential nature of the terms hereof and agrees to hold the same in confidence.

         9.      Noncompetition and Non-solicitation.

                 (a) Until three years after the Closing (the "Noncompetition Period"), the Company and the Sellers agree that none of them nor any of their affiliates will directly or indirectly either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company), or engage in, within any place in the State of Texas that is within 100 miles of Houston, Texas (the "Noncompetition Area") (x) the business of selling, renting, or servicing any wireless communication products or (y) any other business that is competitive with that of Purchaser or its affiliates (the items listed under clauses (x) and (y) hereto are collectively referred to herein as "Competitive Businesses"), or (ii) accept employment with or render services to Competitive

         Businesses that engage in such Competitive Business within the Noncompetition Area as a director, officer, agent, employee, consultant, or any other capacity. For purposes of this Agreement, a "business that is competitive with that of Purchaser or its affiliates" specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations or other entities that market products and/or perform services in direct or indirect competition with those marketed and/or performed by Purchaser or its affiliates within the Noncompetition Area. The parties agree that, if such non-competition agreement is determined by a court of competent jurisdiction to be unenforceable, such agreement should be reformed by the court to the extent necessary to be enforceable and to give effect to the intent of this Section 9.

                 (b) Sellers have advised Purchaser that it has certain customers through its Louisiana affiliate that, since on or prior to January 1, 1996, have purchased two-way radios for offices of such customers that may be in the Noncompetition Area . Schedule 9(b) hereto sets forth such customers (sales to such customers are not included in the Financial Statements of the Company). Purchaser agrees that if Sellers sell two-way radios to its customers in Louisiana that are set forth on Schedule 9(b) hereto, and such customers provide such two-way radios to their offices located in the Noncompetition Area, such sales shall not be considered to violate the provisions set forth in this Section 9.

                 (c) During the Noncompetition Period, none of the Company or either Seller will, directly or indirectly, (i) solicit for any purpose, any customer or former customer of the Company, (ii) solicit for employment by himself, itself, or anyone else, any employee of the Company that Purchaser desires to hire after the Closing, Purchaser or their affiliates or any person who was an employee of Purchaser or their affiliates within the six-month period immediately preceding such solicitation or employment, other than such person whose employment was terminated by Purchaser or its affiliates and other than Lael Lockhart if Lael Lockhart approaches the Sellers about a position in Louisiana; or (iii) induce or attempt to induce, any such employee of Purchaser or their affiliates to terminate such employee's employment.

                 (d) The parties hereto acknowledge that the provisions of this Section 9 are supported by good and valuable consideration and Purchaser's agreement to consummate the transactions contemplated hereby are conditioned upon its receipt of the protection provided in this Section 9. The parties hereto further acknowledge that the scope and duration of the covenants set forth in this Section 9 are in all respects reasonable.

                 (e) The Company and the Sellers acknowledge and recognize that the enforcement of any of the noncompetition provisions in this Agreement by Purchaser will not interfere with the ability of any of them to pursue a proper livelihood. Each of the Sellers further represents that he is capable of pursuing a career that would not violate the noncompetition provisions hereof to earn a proper livelihood. The Company and the Sellers agree that due to the nature of such business, the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area. At any time during the non-compete period, if the Company reasonably suspects that the Company or a Seller has violated one or more provisions of this
         Section 9, Purchaser may require the Company and/or the Sellers to supply such information as Purchaser may reasonably request to ascertain whether or not the Company and/or the Sellers has complied with, or have violated, the covenants set forth in this Section 9.
         Any such request for information will be sent to the Company and/or the Sellers by certified mail, return receipt requested, addressed to such person's last known





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
         address. The Company and/or the Sellers shall furnish the requested information to Purchaser within 10 days following the receipt of such request.

         10. Expenses. Purchaser, on the one hand, and the Company and the Sellers, on the other hand, will bear their own costs and expenses of the transactions contemplated hereby.

         11. Further Assurances. At the Closing and after the Closing, each party hereto shall take all actions and duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer, assignment or assumption, and all notices, releases, acquittances and other documents that may be necessary or advisable to consummate the transactions contemplated in this Agreement, or more fully to sell, convey, transfer, assign, and deliver to and vest in Purchaser the Assets sold, conveyed, transferred, assigned, and delivered pursuant hereto or intended so to be.

         12. Indemnification. Each of the Company and the Sellers shall, jointly and severally, indemnify and hold Purchaser and its affiliates and the officers, directors, partners, stockholders, employees and agents of Purchaser and its affiliates harmless from and against any loss, damage, claim, demand, cause of action, liability, costs or expense (including without limitation interest, penalties, and attorneys' fees and disbursements) of any kind or nature whatsoever asserted against or incurred by Purchaser by reason of, resulting from, or based upon: (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant or other agreement made by any of them herein or in any other agreement executed and delivered by any of them pursuant to this Agreement, (b) any liability of the Company for failure to file any federal, state or local income tax return, and any liability or obligation to pay any federal, state or local taxes, relating to any tax period ending on or prior to the Closing Date and any liability to pay interest or penalties upon or with respect to any of the foregoing, (c) any obligation or liability relating to any period prior to the Closing Date (i) relating to any employee benefit plan of the Company or (ii) relating to any employee of the Company who is not retained by the Company or hired by Purchaser after the Closing, (d) any product liability or breach of warranty claims relating to products sold by the Company, and all tort or general liability claims arising or relating to occurrences from any nature relating to the business of the Company, before the Closing, whether any or such claims or asserted before or after the Closing,
(e) operations of the Company prior to the Closing or conditions in existence prior to the Closing that give rise to liability (other than Assumed Liabilities) including, but not limited to, liabilities under any Applicable Environmental Laws, and (f) any obligation or liability for any finders', brokers' or agents' fee in connection with the transactions contemplated hereby. Any claim for indemnification pursuant to any of clauses (a), (b),
(c), (d) or (f) of this Section 12 must be asserted against the Company or the Sellers pursuant to a lawsuit filed on or before the date that is two years after the Closing (such filing shall be sufficient to preserve Purchaser's indemnification rights even if the amount of damages is not known until after such date).

         13. Use of Tomba Name. Purchaser shall be permitted to use the Tomba and Tomba Communications names in connection with the Assets purchased by Purchaser for a period of 120 days after the Closing.

         14. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. This Agreement may be executed in counterparts.

         15. Severability. The parties hereto intend all provisions of this Agreement including the provisions set forth in Section 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision herein is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, the Company and the Sellers agree that the noncompetition agreements, nonemployment agreements and nonsolicitation agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         16. Amendments. This Agreement may be amended or modified only by a written instrument signed by all the parties hereto.

         17. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any disputes regarding this Agreement, the transactions contemplated hereby or the liabilities or obligations imposed hereunder shall be in federal or state court in Harris County, Texas.

         18. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

                 If to the Purchaser:       BearCom Operating, L.P.
                                            11545 Pagemill Road
                                            Dallas, Texas 75243
                                            Attn:  Chairman

                 If to the Company
                 or Sellers:                the applicable address as
                                            set forth on page one


Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.
Any party may change its, his or her address by written notice given to the other parties in the manner set forth herein.

         19. Employees. Based on the information relating to the employees of the Company provided to Purchaser by the Company and the Sellers, to the best of Purchaser's knowledge, Purchaser intends to seek to hire all of the employees of the Company.

         If you agree to the terms of this Agreement, please so indicate by signing this letter or a counterpart in the spaces provided below and returning it to the undersigned as soon as practicable.

                                         Very truly yours,


                                         BEARCOM OPERATING, L.P.
                                         By: Page-Com GP, Inc.


                                         By: /s/ JOHN P. WATSON
                                             ---------------------------------
                                                 John P. Watson, President


Duly Executed, Agreed and Accepted:



/s/ JOSEPH J. TOMBA
-----------------------------------
    Joseph J. Tomba

/s/ THOMAS C. TOMBA
-----------------------------------
    Thomas C. Tomba

TOMBA COMMUNICATIONS, L.L.C.

By: /s/ JOSEPH J. TOMBA
-----------------------------------
        Joseph J. Tomba, Manager





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